                                  EXHIBIT 11.1


                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS




                                                       Three Months Ended                      Nine Months Ended
                                              -----------------------------------------------------------------------------
                                                September 30,       September 30,      September 30,      September 30,
                                                     1998               1997               1998                1997
                                              -----------------------------------------------------------------------------
Net income (in thousands)                       $      2,515        $      2,079       $      6,752       $      4,751
                                              =============================================================================
Weighted average common shares outstanding        10,454,220          10,105,888         10,474,081          9,405,101
                                              =============================================================================
Basic income per share                          $       0.24        $       0.21       $       0.64       $       0.51
                                              =============================================================================
Dilutive effect of options and warrants
outstanding under treasury-stock method              563,636           1,499,473            985,793          1,259,733
                                              -----------------------------------------------------------------------------
                                                  11,017,856          11,605,361         11,459,874         10,664,834
                                              =============================================================================
Diluted income per share                        $       0.23        $       0.18       $       0.59       $       0.45
                                              =============================================================================







                                    - E-1 -